UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2009, Helix Wind, Corp. (“Helix”), Abundant Renewable Energy, LLC (“ARE”), Renewable Energy Engineering, LLC (“REE”), Robert Preus (“Preus”) and Helen Hull (“Hull”, and together with ARE, REE and Preus, the “Sellers” ), entered into a non-binding letter of intent (“LOI”) setting forth the terms and conditions pursuant to which Helix or a wholly-owned subsidiary of Helix will acquire substantially all of the assets (the “Acquisition”) of (i) ARE related to its wind turbines, towers, electronic controls, related equipment and software, as well as accounts receivable, pre-paid items (to the extent transferable by Sellers) and cash (to the extent permitted by the bankruptcy court), and (ii) REE related to the engineering, design and testing of wind turbines, towers, electronic controls and related equipment and software (collectively, the “Purchased Assets”) for a  purchase price from $4 million to $6.5 million (depending on the fulfillment of certain financial projections) in cash and restricted stock of Helix (the “Purchase Price”).  Helix will also assume certain liabilities associated with the Purchased Assets.

At the closing of the Acquisition, Helix will pay ARE $2.2 million in cash to be used to pay certain claims and liabilities to be approved by the U.S. Bankruptcy Court for the District of Oregon (the “Court”) that is supervising ARE’s bankruptcy.  Of this payment, up to a maximum of $345,000 may be used to pay certain claims of Preus, Hull and their affiliates. At the closing, Helix will also issues shares of common stock worth $1.8 million to ARE (“Closing Date Shares”) that are to be valued at the average closing bid price per share for the immediate prior 30 day period (“Closing Stock Value”).  Ten percent (10%) of the shares of common stock issued to the Sellers at closing will be held in escrow for an agreed upon period as security for liabilities which are not being assumed by Helix or Sellers’ breach of representations or warranties. Also at the closing, Preus will assign to Helix all of his interest in patents, patent applications and inventions relating to wind turbines or wind energy. Within five business days of Court approval of ARE’s plan of reorganization, or other court order (the “Plan”), Helix will deposit into escrow shares of its common stock with a current fair market value (as determined by the Court) equal to $500,000 (“Deposit Shares”).

Pursuant to the LOI, ARE will be entitled to receive shares of Helix common stock equal to $750,000 (determined at the lower price per share of the Closing Stock Value or the average closing bid price per share for the 30-day period immediately prior to the issuance date), on each of the 12-month and 24-month anniversary of the closing of  the Acquisition, subject to ARE’s financial projections meeting certain agreed upon targets (“Earn-Out Shares”).  On the 24-month anniversary of the closing, ARE  will also be entitled to receive shares of Helix common stock worth $500,000 (determined at the lower price per share of the Closing Stock Value or the average closing bid price per share for the 30-day period immediately prior to the issuance date) if ARE’s financial projections are exceeded by at least 50% , or common stock worth $1 million if such projections are exceeded by at least 100% (“Bonus Shares”).  The Closing Date Shares, Earn-Out Shares, Deposit Shares and Bonus Shares will be issued promptly following the applicable period and will be subject to restrictions on sale that will expire 12 months following the issuance date of such shares.

The LOI also provides that Preus will serve as Senior Vice President of Engineering of Helix, or its subsidiary, pursuant to a one-year employment agreement.  The agreement will provide, among other things, for an annual base salary of $150,000 eligibility for a bonus and other benefits generally offered to executives of Helix.  Helix will engage Hull as a consultant for at least three months, on an hourly basis, and will offer employment to certain other key technical ARE employees.

The LOI further provides that Helix will maintain, for at least 36 months, offices and facilities for engineering, design and testing of wind turbines within 40 miles of Newberg, Oregon, and will lease certain light industrial space from Hull, or an entity owned by Hull, for $1,500 per month, subject to a real estate broker’s confirming that such rental value is reasonable.

Subject to, among other things, the completion of satisfactory legal, financial and business due diligence, negotiation and entering into a definitive asset purchase agreement and related agreements, including employment agreements with Preus and other key employees of ARE, obtaining a fairness opinion, approval by the Court and consummation by Helix of a minimum $5 million capital raise (“Financing”), the closing of the Acquisition will occur on the earlier of seven business days after the consummation of a Financing or November 1, 2009.

Pursuant to the LOI, until August 31, 2009, or as such date may be extended by the parties, the Sellers agree not to solicit or engage in any discussions or negotiations or engage in any transaction with any third party concerning the Purchased Assets or the Sellers’ business.

The LOI may be terminated by either party without liability if a definitive asset purchase agreement is not entered into by August 31, 2009, provided that if Helix terminates the LOI on or after August 21, 2009 or fails to consummate the Acquisition, other than for Sellers’ non-compliance with the terms of the definitive asset purchase agreement, the Deposit Shares will be forfeited and immediately delivered to ARE.  The Deposit Shares are only forfeited if the Court approves the Plan and Helix then fails to consummate the acquisition of ARE’s assets. If the Court doesn’t approve the Plan then the Deposit Shares will not be issued to ARE as an earnest money deposit.

For all the terms and conditions of the LOI, reference is hereby made to such LOI annexed hereto as Exhibit 10.1.  All statements made herein concerning the foregoing LOI are qualified by reference to the terms and conditions of said Exhibit.

Section 8 – Other Events
Item 8.01 Other Events

The  disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 8.01.

On August 18, 2009, Helix issued a press release announcing that it entered into the LOI with the Sellers.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Letter of Intent, dated August 14, 2009, between Helix Wind, Corp., Abundant Renewable Energy, LLC, Renewable Energy Engineering, LLC , Robert Preus and Helen Hull

Exhibit 99.1	Press Release, dated August 18, issued by Helix Wind, Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By:	/s/ Ian Gardner
Name:	Ian Gardner
Title:	CEO

Date:  August 18, 2009